                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in this Registration Statement on Form N-2 of our report dated February 19, 2002, relating to the financial statements of Cohen & Steers Quality Income Realty Fund, Inc. as of February 15, 2002, which appear in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

February 22, 2002